[ERNST & YOUNG LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 28, 2003, with respect to the consolidated financial statements of Novavax, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2002, in the following registration statements:

(1)	Registration Statement Number 33-80277 on Form S-8
(2)	Registration Statement Number 33-80279 on Form S-8
(3)	Registration Statement Number 333-3384 on Form S-8
(4)	Registration Statement Number 333-46000 on Form S-8
(5)	Registration Statement Number 333-77611 on Form S-8
(6)	Registration Statement Number 333-97931 on Form S-8
(7)	Registration Statement Number 333-22685 on Form S-3
(8)	Registration Statement Number 333-77609 on Form S-3
(9)	Registration Statement Number 333-32142 on Form S-3
(10)	Registration Statement Number 333-53194 on Form S-3
(11)	Registration Statement Number 333-69874 on Form S-3
(12)	Registration Statement Number 333-76696 on Form S-3

/s/ ERNST & YOUNG LLP

March 26, 2003